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                                                                    Exhibit 23.2


                    Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated May 11, 2001, with respect to the consolidated financial statements of Global Imaging Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             /s/Ernst & Young LLP



Tampa, Florida
October 8, 2001